                                                                      EXHIBIT 21

                            FIRST BANK SYSTEM, INC.
                     BANKING AND NON-BANKING SUBSIDIARIES



                           Bank and Trust Operations
                           -------------------------

MINNESOTA
---------
                  First Bank National Association
                  First National Bank of East Grand Forks
                  First Trust National Association

ARIZONA
-------
                  First Trust of Arizona, National Association
                  First Trust Company of Arizona (Inactive)

CALIFORNIA
----------
                  First Trust of California, National Association

COLORADO
--------
                  Colorado National Bank
                  Colorado National Bank Aspen

ILLINOIS
--------
                  First Bank National Association
                  First Trust National Association

MONTANA
-------
                  First Bank Montana, National Association
                  First Trust Company of Montana National Association

NEBRASKA
--------
                  First Bank National Association

NEW YORK
--------
                  First Trust of New York, National Association

NORTH DAKOTA
------------
                  First Bank, fsb
                  First Trust Company of North Dakota National Association

OREGON
------
                  First Trust Oregon

SOUTH DAKOTA
------------
                  First Bank of South Dakota (National Association)

WASHINGTON
----------
                  First Trust National Association

WISCONSIN
---------
                  First Bank (National Association)

                           NON-BANKING SUBSIDIARIES
                           ------------------------

                                                                  State of
     Subsidiary                                                   Incorporation
     ----------                                                   -------------

     FBS Associated Properties, Inc.                              Minnesota

     FBS Capital I                                                Delaware

     FBS Capital II    (Inactive since inception in 1996.)        Delaware

     FBS Card Services, Inc.                                      Minnesota

     FBS Community Development Corporation                        Minnesota

     FBS Information Services Corporation                         Minnesota

     FBS Merchant Banking Co.                                     Minnesota

     FBS Portfolio, Inc.                                          Minnesota

     FBS Service Center, Inc.                                     North Dakota

     FBS Trade Services Limited                                   Hong Kong

     FBS Venture Capital Corporation                              Minnesota

     First Bank System Foundation                                 Minnesota

     First Building Corporation                                   Minnesota

     First Group Royalties, Inc.                                  Minnesota

     First System Agencies, Inc.                                  Delaware

     First System Services, Inc.                                  Minnesota

     LMN Management Corporation                                   Minnesota

     Wyoming Trust and Management Company                         Wyoming

     Colorado National Bankshares, Inc.                           Colorado

     Boulevard Bancorp, Inc.                                      Delaware

     Boulevard Technical Services, Incorporated                   Illinois